UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 25, 2017

Commission file number

000-55602

GREENPRO CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation or Organization)

98-1146821	7374
(IRS Employer Identification Number)	(Primary Standard Industrial Classification Code Number)

Room 2201, 22/F Malaysia Building

50 Gloucester Road

Wanchai, Hong Kong

(852) 3111 7718

(Address & telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry Into A Material Definitive Agreement

Acquisition of Billion Sino Holdings Limited

On April 25, 2017, Greenpro Capital Corp,(“GRNQ”) and Mr. Yiu Yau Wing and Mr, Chui Sang Derek, representing the 91% & 9% shareholders of Billion Sino Holdings Limited respectively, a Seychelles corporation (“BSHL”), entered into a Sale and Purchase Agreement (the “SPA”), pursuant to which GRNQ acquired 60% of the issued and outstanding shares of BSHL. As consideration thereof, GRNQ agreed to issue to the shareholders of BSHL in the aggregate 340,645 restricted shares of GRNQ’s common stock at $3.5 per share, representing an aggregate purchase price of $1,192,258. The purchase price was determined based upon the Business Value of BSHL which includes, comprises, and covers all the assets including customers, fixed assets, cash and cash equivalents, liabilities of BSHL.

BSHL provides insurance intermediary business through its wholly-owned subsidiary as set forth below:

Name	Business
Parich Wealth Management Limited(Hong Kong)	Engages in insurance intermediary business in Hong Kong. Services scope includes long term and general insurance. A qualified member of Professional Insurance Brokers Association (“PIBA”)

On April 25, 2017, GRNQ completed the acquisition.

The foregoing description of the Agreement is a summary only and is qualified in its entirety by the copy of the Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements And Exhibits

(a)	Financial Statements of Business Acquired.

Not applicable

(b)	Pro Forma Financial Information.

Not applicable

(d)	Exhibits.

Exhibit No.	Description

2.1	Sale and Purchase Agreement, dated as of April 25, 2017, between Greenpro Capital Corp. and Mr. Yiu Yau Wing and Mr. Chui Sang Derek

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREENPRO CAPITAL CORP.
(Name of Registrant)

Date: April 25, 2017	By:	/s/ Lee Chong Kuang
	Name:	Lee Chong Kuang
	Title:	Chief Executive Officer,
President, Director
(Principal Executive Officer)

Date: April 25, 2017	By:	/s/ Loke Che Chan, Gilbert
	Name:	Loke Che Chan, Gilbert
	Title:	Chief Financial Officer,
Secretary, Treasurer,
Director (Principal Financial
Officer, Principal Accounting Officer)